UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO         64111

(Address of Principal Executive Offices)      (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On September 15, 2005, H&R Block Services, Inc. (“Block Services”), a wholly owned subsidiary of the Company, entered into the Other Income License Agreement (Products and/or Services) dated September 15, 2005 with Wal-Mart Stores, Inc. (“Wal-Mart”) (the “Wal-Mart Agreement”).

The Wal-Mart Agreement provides for Block Services (or certain of its subsidiaries) to operate H&R Block tax preparation offices in various Wal-Mart stores. The Wal-Mart Agreement expires on May 30, 2007, although either party may terminate the Wal-Mart Agreement between April 16 and May 1 of each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 19, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary